UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 15, 2011
Date of Report (Date of Earliest event reported)

STAKOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8640 Philips Highway, Suite 5, Jacksonville, FL  32256
 (Address of principal executive offices)  (Zip Code)

(904) 425-1209
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement.

On June 16, 2011, Stakool, Inc. entered into a Letter of Intent of Sale and Purchase with Anthus Life Corp., a privately held Nevada corporation.  On July 20, 2011, Stakool, Inc. and Anthus Life Corp. executed an Agreement of Sale and Purchase wherein Anthus Life Corp received 77,588,470 shares of 79,388,470 issued and outstanding shares of Stakool, Inc. common shares, as well as 10,000,000 Preferred Shares of Stakool, Inc. in exchange for scheduled payments, and totaling Three Hundred Fifty Thousand Dollars ($350,000) and 1,200,000 shares of Anthus Life Corp common stock.  Additional terms include the following:

•	All officers and directors of Stakool, Inc. have resigned from their respective positions and Peter Hellwig has been elected to serve as President and Director of Stakool, Inc.;

•	Mr. Hellwig will appoint the Company’s new Board of Directors;

•	Outstanding convertible notes held by the Company will be satisfied with payments received by Anthus Life Corp.;

•	The Company and Anthus Life Corp will each be reasonably satisfied with their respective due diligence investigation and review of the other.; and

•	Both parties will cooperate one with the other in facilitating the transactions contemplated by the Agreement

History of Stakool, Inc.

Stakool, Inc. was incorporated in the State of Delaware under the name, PLR, Inc. in 1993, and went through a series of name changes and reorganizations. In November 1997, PLR, Inc. changed its name to Integrated Carbonics Corp. and moved its domicile to the State of Nevada.  On July 23, 1999, Integrated Carbonics Corp. changed its name to Urbana.ca, Inc. (“URBA”). On April 11, 2003, URBA changed its name to PSPP Holdings, Inc.  On August 11, 2008, PSPP Holdings, Inc. changed its name to Cynosure Holdings, Inc. by filing a Certificate of Amendment to Articles of Incorporation with the State of Nevada. On August 21, 2008, the Company changed its name to Hybid Hospitality, Inc. by filing a Certificate of Amendment to the Articles of Incorporation.

On September 22, 2008, the Company completed a 1 for 10 reverse split of its common stock and changed its name to Mod Hospitality, Inc. with a new symbol “MODY.”

On October 21, 2008, the Company, in a reverse merger, acquired all of the issued and outstanding common stock of ECV Holdings, Inc., (“ECV”) a Delaware corporation, in accordance with a Share Exchange Agreement. On the Closing Date, pursuant to the terms of the Securities Exchange Transaction, the Company acquired all of the outstanding common stock of ECV from Flora Nutrients, Inc. (“FLNU”). In exchange, the Company issued FLNU 50,000,000 shares of common stock, or approximately 99.912% of the Company’s outstanding common stock.

The Company conducted its business operations through ECRV Hanover LeaseCo, LLC (“Hanover”), ECRV Clinton LeaseCo, LLC (“Clinton”), and ECRV FM LeaseCo, LCC (“Absecon”).

On February 12, 2008, East Coast Realty Ventures, LLC (ECRV, LLC) purchased from Airport Road Associates One, LLC ("Airport LLC"), and the then controlling shareholder of the issuer, 900,000 shares of Preferred Stock and 25,865,000 shares of Common Stock in a privately negotiated transaction. ECRV, LLC paid $153,750 for the Preferred and Common Stock.

As of February 12, 2008, ECRV, LLC may have been deemed to have sole voting power over 132,873,855 shares of Common Stock (which includes the 107,008,855 votes from the Series A Shares) and dispositive power over 81,553,282 shares of Common Stock (which includes shares of Common Stock issuable upon the conversion of the Series A Shares). Airport LLC may be deemed to have shared voting and dispositive power over no shares of Common Stock.

As of February 12, 2008, Frederic Richardson may be deemed to have sole voting and dispositive power over no shares of Common Stock and may be deemed to have shared voting power over 132,873,855 shares of Common Stock (which includes the 107,008,855 votes from the Series A Shares held by Airport LLC) and shared dispositive power over 81,553,282 shares of Common Stock (which includes shares of Common Stock issuable upon the conversion of the Series A Shares held by Airport LLC).

On March 26, 2008, ECV Holdings, Inc. (“ECV’) was formed under the laws of Delaware.

On April 4, 2008, ECV entered into a stock for membership interest agreement with East Coast Realty Ventures, LLC (“ ECRV ”) which owned all of the issued and outstanding capital (the  “Membership Interest”) of ECRV Hanover LeaseCo, LLC (the “Hanover”), ECRV Clinton LeaseCo, LLC (the “Clinton”), and ECRV FM LeaseCo, LCC (the “Absecon”). Hanover, Clinton, and Absecon are limited liability companies organized under the law of the State of Delaware. As a result of the stock for membership interest transaction, ECV acquired 100% of the membership interest in Hanover, Clinton and Absecon by issuing Frederic Richardson 100,000 shares of its common stock.

Hanover was organized as a limited liability company under the laws of the State of Delaware on June 16, 2006. Clinton was organized as a limited liability company under the laws of the State of Delaware on March 08, 2007. Absecon was organized as a limited liability company under the laws of the State of Delaware on May 10, 2007.

On April 29, 2008, the Company increased its authorized common stock from 80,000,000 shares to 175,000,000 shares by filing a Certificate of Change pursuant to NRS 78.209.

Effective May 8, 2008, ECV entered into a share exchange agreement with Frederic Richardson, and FLNU, a non-reporting small public company listed on the Pink Sheets Grey Market, whereby, Frederic Richardson transferred to FLNU 100% of the issued and outstanding common stock of ECV, in exchange for 28,000,000 shares of common stock of FLNU, which represents 80% of FLNU’s outstanding common stock. As a result of the share exchange transaction, Hanover, Clinton and Absecon became the wholly owned subsidiaries of FLNU.

Effective June 21, 2008, in order to meet a requirement of the Stock Purchase Agreement, as amended, between Airport Road Associates One, LLC (“Airport, LLC”) and East Coast Realty Ventures, LLC (“ECRV, LLC”), and as previously reported on Form 8-K filed March 20, 2008, the Board of Directors of the Company declared a 100 to 1 round lot reverse split of the Company’s Common Stock. In accordance with the reverse split, each shareholder received one (1) share of Common Stock for each one hundred (100) shares currently held. No fractional shares shall be issued; all fractional shares shall be rounded up to the next whole share. Any shareholder that should own less than one hundred (100) shares after completion of the reverse split shall be issued a sufficient number of additional shares so that each such shareholder shall own a minimum of one hundred (100) shares. The reverse split was effective as of the opening of trading on June 2, 2008. Additionally, also effective June 2, 2008, the Company’s trading symbol was changed to “PSPN” in conjunction with the reverse split of the Company’s common stock.

On December 16, 2009 the Company changed its name to Stakool, Inc.

On January 24, 2010, the transactions on March 26, 2008, May 8, 2008, and October 21, 2008, were all rescinded. All memberships, assets, interests or stock positions have been returned to the appropriate entity or persons.

On December 16, 2009 there was a 1:1500 reverse split, approved and accepted by shareholders, along with the aforementioned rescission.

Stakool conducted operations through December 31, 2008 under the name and stock symbol MODY. This included the operations from three hotels; Hanover, Clinton, and Absecon. Upon the rescission of the previous agreements the Company has continued to develop Dream Apts, TV and associated software opportunities for the company.

In consideration for execution of the rescission agreement, 50,000,000 common shares previously issued were returned to the treasury stock of the Company. The preferred shares held by Mr. Richardson were purchased in a separate transaction. In addition as part of the rescission agreement all assets, property, securities or items of value have been transferred back to the original holders pre-acquisition.

On June 2, 2010, Stakool Inc., entered into a Purchase Agreement with LinQpay, a Delaware Corporation, and amended on October 22, 2010.

Pursuant to the Agreement and amendment, the Company purchased 100% of LinQpay, Inc. and all of its subsidiaries, the consideration paid to LinQpay an aggregate of 10,000,000 fully paid and nonassessable shares of Common Stock of the Company, which represented approximately 18% of the issued and outstanding shares of Common Stock of the Company.

The Company’s Shares were deemed to constitute $2,000,000, Two Million Dollars. The number of shares is based at $0.20 per share, totaling 10,000,000 shares. All of the shares were deemed to be “restricted” as that term is defined in the Securities Act of 1933, as amended.

The Company entered into a three-year employment agreement with James Byler in which he was to serve as the CEO of the Company.

The closing of the transaction was scheduled to take place on or before December 1, 2010, or upon the approval and confirmation of their entirety of the South Africa audits by the US Auditor, and all of the closing conditions set forth in the amended Agreement satisfied or waived; the closing actually took place on December 28, 2010.

On March 31, 2011, the above agreement between Stakool and LinQpay was terminated as per a rescission agreement, in part because the South African audits could not be approved and confirmed.

The Company maintained existing employment agreements with Kyle Gotshalk and Cherish Adams.

Dream Apartments, TV was developed in 2005 and incorporated in the state of Nevada as a wholly owned subsidiary of the Company.  Dream Apartments TV is a diverse apartment advertising and search engine company for Apartments and properties in California and Nationwide. The company continues to develop Dream Apartments, TV; Stakool has been working on making the intellectual property of Dream Apts. more suited for 2011 and beyond. Stakool also was at work adding many aspects to the core structure enabling the Company to roll out our technology into apartment searching and finding properties. In the Company’s 2010 10-K, there was $58,000 invested on the books, which was written off.  It was still a going concern, and has remained a going concern, with employees, lease holds, bank accounts and management.

The Company also continued to develop its wholly owned subsidiary Hong Kong Orient Express, Inc., a diversified platform for cellular payment transfers from the west coast of the USA to the Pacific Rim, as well as the transfer of encrypted data.  Hong Kong Orient Express, Inc. was previously using LinQpays mobile phone and data technology; however, because of the rescission of the agreement between Stakool and LinQpay, Stakool must develop the business of Hong Kong Orient Express, Inc. through its’ networks and its’ available technology.

OVERVIEW OF ANTHUS LIFE CORPORATION

On June 16, 2011, Stakool, Inc. entered into a Letter of Intent of Sale and Purchase with Anthus Life Corp., a privately held Nevada corporation.

On July 20, 2011, Stakool, Inc. and Anthus Life Corp. executed an Agreement of Sale and Purchase wherein Anthus Life Corp received 77,588,470 shares of 79,388,470 issued and outstanding shares of Stakool, Inc. common shares, as well as 10,000,000 Preferred Shares of Stakool, Inc. in exchange for scheduled payments, totaling Three Hundred Fifty Thousand Dollars ($350,000) and 1,300,000 shares of Stakool, Inc. common stock.  As of March 13, 2012, $145,000.00 has been paid toward the closing of this transaction.

On October 25, 2011, Stakool, Inc. and Anthus Life Corp. entered into an Amended Agreement of Sale and Purchase of which the payment terms were amended; the remaining terms and conditions were substantially the same as the original Agreement. The Closing Date for the Amended Agreement was November 5, 2011.

On January 23, 2012, Stakool, Inc. entered into an Amended payment schedule regarding Anthus Life Corp.’s payment obligations.  The final payment for the transaction between Stakool, Inc. and Anthus Life Corp. is scheduled to take place on October 15, 2012.

Anthus Life Corporation was incorporated in the State of Nevada on June 4, 2009, with its principal place of business in Jacksonville, Florida.

ANTHUS LIFE is founded on the belief that everyone has the power to make healthy lifestyle choices. At ANTHUS LIFE, our motivating mission is to:

•	Source or manufacture and distribute innovative products made with all certified natural and/or organic ingredients

•	Conduct continual research and development of high performance “green” products

•	Grow by engaging strategic partners who have proven distribution

•	Sustain above-average annual top-line growth with a gross profit of 35% plus

•	Instill a corporate culture that empowers our fellow workers with dedication and enthusiastic team spirit

•	Apply sensitive and respectful practices to promote sustainable social relationships and responsible corporate governance

•	Maintain strong business growth through profitable and complementary acquisitions

ANTHUS LIFE strives to become one of the leading suppliers of natural and organic products by fulfilling the highest standards for quality, consistency, sustainability, product assortments, value-added support services and integrity in our business and personal relationships.  Through trust and our commitment to quality we will build a loyal consumer following throughout North America.

ANTHUS LIFE has formally launched 8 natural health bars; this year we will be looking to introduce additional USDA Organic Certified health bars.

Nutritional and dietary criteria that ANTHUS LIFE adheres to are based on review and approval by accredited scientific food agencies and standards as set by government organizations.  The Company will take acute consideration to effectively produce and package the best tasting product that is “good and better” for the consumer.

An experienced core management team is in place and has reviewed, studied and analyzed the natural and/or organic product market. ANTHUS LIFE will establish a procurement program and will work with outside professionals to build ANTHUS LIFE’s business, create brands through eco-friendly packaging and distinctive labeling, and develop key distribution relationships.

The strategy is to have ANTHUS LIFE’s brand name strongly associated on all their distributed products and to focus on finding and developing the best USDA certified natural and/or organic food product options for North America. In fact, during 2011 and 2012, ANTHUS LIFE will introduce additional USDA Certified Organic health bars.  Also, for 2011 and 2012, ANTHUS LIFE’s R&D team is diligently working to develop additional product line extensions to include energy drinks, additional health food items as well as the potential integration of advanced technologies such as nutraceuticals, etc.

ANTHUS LIFE has secured a manufacturer with the requisite governmental approval, having completed the package design and is distributing the initial product offering.  ANTHUS LIFE is excited about the opportunity to bring healthy, great tasting, and natural and/or organic food products at affordable prices to the mass North American market.

ANTHUS LIFE’s initial product launch includes 8 Health Bars that have:

No refined sugar • no artificial flavors • low sodium • no genetically modified products • no preservatives • no trans-fat • no gluten • no cholesterol • no dairy products, and no wheat.

ANTHUS LIFE is targeting the following consumers:  (i) those who are already knowledgeable on the benefits of natural and/or organic foods; presenting a viable opportunity for them to taste, switch, and become loyal, to our product; (ii) parents of young children wanting a healthy snack alternative and linking the need of healthy benefits and wellbeing, value in the price, and volume and quality; (iii) organizations in need of fundraising programs; and (iv) companies in search for new product line under their brand to add to their revenue stream.

We believe that once the consumer tastes our product line, he or she will become a loyal consumer and will seek out our product because of the health benefits, value in price, quality of the product and the good taste of the product, thus becoming a returning and loyal consumer.

Market indicators over the past 5 years show that the natural and/or organic product market is expanding fast, and it is only a matter of time before it enters into mainstream retailing. Even though most supermarkets sell natural and/or organic products it is our belief that consumers cannot identify with just one brand when shopping for natural and/or organic. The offerings are confusing and because they are mixed in with regular products they often become line extensions of existing products. We believe that the consumer market is ready to identify with a brand dedicated to quality, reasonably priced, great tasting organic packaged products for both children and adults.

According to the Organic Trade Association, organic product sales have grown at about a 20% annual rate since 1990. Organic Trade Association (OTA) is a membership-based business association that concentrates on the organic business community in North America and is located in Greenfield, MA. A March 9, 2006 article published by “Reuters Food Summit” (an internet service of the Reuters Foundation), indicates major signs showing that the natural and/or organic foods are gathering speed and that mainstream acceptance is forcing big box stores, such as Wal-Mart Inc., to double its offering of organic products in its stores.

Further research shows consumers of various states, such as Washington and Oregon, for example, conscious of buying green and organic.  Recent market research by Mambo Sprouts Marketing released in 2008, explained that consumers in Washington and Oregon see buying ‘green’ as a priority. More than nine in ten consumers (92%) reported buying the same (54%).

ANTHUS LIFE has secured a manufacturer with the requisite governmental approval, having completed the package design and is distributing the initial product offering.  ANTHUS LIFE is excited about the opportunity to bring healthy, great tasting, and natural and/or organic food products at affordable prices to the mass North American market.

Anthus Life Corp has agreements in place with the following companies/individuals:

Kyle Gotshalk – On October 20th, 2011 Peter Hellwig, as Director and President of Stakool, and on behalf of the Company, entered into a Consulting Agreement with Kyle Gotshalk to stay on with the Company for six months as a Consultant to the Company while going through the restructure and reorganization and to introduce the Company to his contacts throughout the industry.

Shannon Miller Lifestyle – Anthus Life has entered into an annual renewable agreement with Shannon Miller Lifestyle wherein Shannon Miller will be a spokesperson for the Company, and specifically endorses one of the product lines of the company.

Delphina Group – Anthus Life has entered into a five year agreement for outsourced services with Delphina Group Corp. This Agreement incorporates services for product development, outsourced sales and lead development, outsourced customized marketing services, distribution network development, private label product management, and formulary development.

These Agreements are filed here as Exhibits 10.2, 10.3 and 10.4 respectively.  The compensation terms of Shannon Miller Lifestyle’s Agreement have been redacted due to confidentiality.

Anthus Life also has various manufacturer and manufacturers’ representative agreements in place that will be entered into and changed in the ordinary course of daily business.  Currently the Company, as many companies do in the normal course of business, outsources its manufacturing to a third party.  Anthus Life, while it owns it formularies, chooses to utilize a third party, primarily for minimizing capital requirements.  However, in the future, the company anticipates vertically integrating manufacturing capabilities and capital allocation allows.  The agreement with Anthus Life Corp. manufacturers remains confidential for purposes of preventing customers and private label opportunities from circumventing the Company in attempts of securing their own manufacturing source.

Item 1A.                      Risk Factors.

The securities offered hereby involve a high degree of risk, including risks associated with our need for further additional financing, the fact that we rely on key personnel, who may leave us, our ability to manage our growth, the fact that we may face intense competition for our services, the fact that we have not and do not plan to pay any cash dividends on our stock, that our Certificate of Incorporation and Bylaws provide for indemnification of our officers and Directors to the full extent allowed by Nevada State law, the fact that we have a limited operating history, the fact that our Board of Directors has authority to issue shares of Common Stock without shareholder approval, which shares may cause substantial dilution to our then existing shareholders, the fact that we do not currently have a market for our securities, the fact that we rely heavily on our ability to market our products, the effect that unfavorable publicity may have on our operations, and the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us, and is suitable only for investors of substantial financial means.. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Forward Looking Statements: The statements contained in this Prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Anthus Life Corp, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Anthus Life Corp., or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

The Company’s business is subject to the following Risk Factors (reference to “our,” “we,” “ALC,” and words of similar meaning in these Risk Factors refer to the Company):

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Form 10 Registration Statement than for a company with an established business and operating cash flow. If the Company is not able to manage these risks successfully, the Company’s operations could be negatively impacted. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ANTHUS LIFE CORP FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  ALC was formed in Nevada on June 4th 2009.  The company has no demonstrable operations record of substance upon which you can evaluate the company’s business and prospects.  ALC prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus the Company has had only limited start-up operations and has generated minimal revenues.  Considering these facts, independent auditors have reservation about the company’s ability to continue as a going concern in the independent auditors’ report to the financial statements filed with our Form 8-K.  In addition, the company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

WE RELY ON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our President, Peter Hellwig for our success.  His experience and input create the foundation for our business and he is responsible for the directorship and control over our activities.  Moving forward, should we lose the services of Mr. Hellwig, for any reason, we will incur costs associated with recruiting a replacement and delay in our operations.  If we are unable to replace Mr. Hellwig with another suitably trained individual, we may be forced to scale back or curtail our business plan.  As a result of this, your investment in us could be devalued.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDEND ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

CHANGES IN CONSUMER PREFERENCES AND DISCRETIONARY SPENDING MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUE, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

LITIGATION AND PUBLICITY CONCERNING PRODUCT QUALITY, HEALTH AND OTHER ISSUES, WHICH CAN RESULT IN LIABILITIES AND ALSO CAUSE CUSTOMERS TO AVOID OUR PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, BUSINESS AND FINANCIAL CONDITION.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from one retail location or a limited number of retail locations. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.

BEVERAGE AND FOOD SAFETY CONCERNS AND INSTANCES OF FOOD-BORNE ILLNESSES COULD HARM OUR CONSUMERS, RESULT IN NEGATIVE PUBLICITY AND CAUSE THE TEMPORARY CLOSURE OF SOME CUSTOMERS’ STORES AND, IN SOME CASES, COULD ADVERSELY AFFECT THE PRICE AND AVAILABILITY OF FRUITS, ANY OF WHICH COULD HARM OUR BRAND REPUTATION, RESULT IN A DECLINE IN SALES OR AN INCREASE IN COSTS.

We consider food and beverage safety a top priority and will dedicate substantial resources towards ensuring that consumers enjoy high-quality, safe and wholesome products. However, we cannot guarantee that controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, reliance on third-party suppliers and distributors increases the risk that food-borne illness incidents (such as E. coli, Hepatitis A, Salmonella or Listeria) could occur outside of our control and at multiple locations.

Instances of food-borne illnesses, whether real or perceived, and whether at our customers’ stores or those of our competitors, could harm consumers and otherwise result in negative publicity about us or the products we serve, which could adversely affect sales. If there is an incident involving customers’ C-stores and other approved channels serving contaminated products, consumers may be harmed, our sales may decrease and our brand name may be impaired. If consumers become ill from food-borne illnesses, we could be forced to temporarily suspend some operations. If we react to negative publicity by changing our products or other key aspects of the ALC experience, we may lose customers who do not accept those changes, and may not be able to attract enough new customers to produce the revenue needed to make our operations profitable. In addition, we may have different or additional competitors for our intended consumers as a result of making any such changes and may not be able to compete successfully against those competitors. Food safety concerns and instances of food-borne illnesses and injuries caused by food contamination have in the past, and could in the future, adversely affect the price and availability of affected ingredients and cause consumers to shift their preferences, particularly if we choose to pass any higher ingredient costs along to consumers. As a result, our costs may increase and our sales may decline. A decrease in customer traffic as a result of these health concerns or negative publicity, or as a result of a change in our products or smoothie experience or a temporary suspension of any of our customer operations, could materially harm our business.

FLUCTUATIONS IN VARIOUS COMMODITY, PACKAGING AND SUPPLY COSTS, COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

The prices of the main ingredients in our offerings can be highly volatile.  Supplies and prices of the various products that we use to prepare our products can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries. An increase in pricing of any major ingredients that we use in our products could have a significant adverse effect on our profitability In addition; higher diesel prices have, in some cases, resulted in the imposition of surcharges on the delivery of commodities to distributors. Additionally, higher diesel and gasoline prices may affect our supply costs and may affect our sales going forward. To help mitigate the risks of volatile commodity prices and to allow greater predictability in pricing, we hope to enter into fixed price or to-be-fixed priced purchase commitments. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more than would have been required absent such activities.  We do not presently have any multi-year pricing agreements (with fixed processing costs), and none with guaranteed volume commitments.

THE FOOD SERVICE INDUSTRY HAS INHERENT OPERATIONAL RISKS THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although we may believe are standard in the food service industry, may nevertheless increase our costs.

THE PLANNED INCREASE IN THE NUMBER OF OUR STORES DISTRIBUTING OUR PRODUCT MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of the ALC experience, consumer recognition of the quality of our products and willingness to pay our prices (which reflect our often higher ingredient costs,) the quality and performance of our equipment and general economic conditions. In addition, as with the experience of other retail food and beverage concepts who have tried to expand nationally, we may find that the ALC concept has limited or no appeal in new markets or we may experience a decline in the popularity of the ALC experience.

OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the number of stores distributing our product. Product supply, financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures, and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Our quarterly operating results may fluctuate significantly because of various factors, including:

1.	The impact of inclement weather, natural disasters and other calamities, such as earthquakes and/or hurricane can result in the failure of getting the product to the consumer;
2.	unseasonably cold or wet weather conditions could result in a delay in getting our product to consumers;
3.	changes in comparable store sales and consumer visits, including the introduction of new product items;
4.	variations in general economic conditions, including those relating to changes in diesel and gasoline prices;
5.	negative publicity about the ingredients we use or the occurrence of food-borne illnesses or other problems;
6.	changes in consumer preferences and discretionary spending;
7.	increases in infrastructure costs; and
8.	fluctuation in supply prices.

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. Average store revenues or comparable store revenuese in any particular future period may decrease. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

LITIGATION COULD ADVERSELY AFFECT US BY DISTRACTING MANAGEMENT, INCREASING OUR EXPENSES OR SUBJECTING US TO MATERIAL MONEY DAMAGES AND OTHER REMEDIES.

Complaints or lawsuits against us alleging that we are responsible for some illness or injury suffered at, or after a visit, to a store, in which our product is distributed, or that we have problems with food quality or operations could result in increased expenses. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results. The food and beverage services industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices.

WE ARE EXPOSED TO INCREASED COSTS AND RISKS ASSOCIATED WITH COMPLIANCE WITH CHANGING LAWS, REGULATIONS AND STANDARDS IN GENERAL, AND SPECIFICALLY WITH INCREASED AND NEW REGULATION OF CORPORATE GOVERNANCE AND DISCLOSURE STANDARDS.

We expect to spend an increased amount of management time and external resources to comply with existing and changing laws, regulations and standards in general, and specifically relating to corporate governance. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management to annually review and evaluate all of our internal control systems, and file attestations of the effectiveness of these systems by our management and by our independent auditors. This process may require us to hire additional personnel and use outside advisory services and result in additional accounting and legal expenses. If in the future our chief executive officer, chief financial officer or independent auditors determine that our controls over financial reporting are not effective as defined under Section 404, investor perceptions may be adversely affected and could cause a decline in the value of our stock. If our independent auditors are unable to provide an unqualified attestation of management’s assessment of our internal control over financial reporting, or disclaim an ability to issue an attestation, it could result in a loss of investor confidence in our financial reports, adversely affect our stock value and our ability to access the capital markets or borrow money. Failure to comply with other existing and changing laws, regulations and standards could also adversely affect the Company.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies, food and beverage service, C-stores and other approved channels and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience.  Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The company has limited capital resources.  To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory.  Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems.  Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.  No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering.  However, the Company believes that the net proceeds of the Offering will be sufficient to the operating requirements for the next twelve (12) months.

THE COST TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN MEET ROUTINE BUSINESS OBLIGATIONS.

Subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements.  We estimate that these costs could range up to $50,000 per year in the next few years and will be higher if our business volume and activity increases.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors’ and officers’ liability insurance.  Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.   Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

We can make no assurance that there will be a public market for our common Stock in the future.  If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenue;
(3)	our ability to anticipate and effectively adapt to a developing market;
(4)	our ability to attract, retain and motivate qualified personnel;
(5)	customer satisfaction and loyalty;
(6)	increased competition; and
(7)	conditions and trends in the market for organic and natural products.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY SELLING SHAREHOLDERS MAY CAUSE A REDUCTION IN THE PRICE OF OUR STOCK AND PURCHASERS WHO ACQUIRE SHARES FROM THE SELLING SHAREHOLDERS MAY LOSE SOME OR ALL OF THEIR INVESTMENTS.

If a market for our shares develops, sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the price of our Common Stock.  If selling Shareholders resell a substantial portion of the issued and outstanding shares of our Common Stock it could have an adverse effect on the price of our Common Stock.  As a result of any such decreases in the price of our Common Stock, purchasers who acquire shares from Selling Shareholders may lose some or all of their investment.

OUR EXISTING SHAREHOLDERS WILL EXPERIENCE DILUTION.

We will need to raise additional funds, and these funds may not be available on favorable terms, or at all.  Furthermore, if we issue equity or debt securities to raise additional funds, our existing shareholders will experience dilution, and the new equity or debt securities may have rights, preference, and privileges senior to those of our existing shareholders.  If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services.  We may not be able to attract or retain qualified executives and technological personnel and our products and services may become obsolete.  Government regulation may hinder our business.  Additional dilution in outstanding stock ownership will be incurred due to the issuance of more shares, stock options, or the exercise of stock options, and other risks inherent in our business.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our Common Stock is listed on the OTC Bulletin Board, and is subject to the requirements of Rule 15(g)9, promulgated under the Securities and Exchange Act as long as the price of our Common Stock is below $4.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

NEED FOR ANY GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS.

Companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws.  Proceedings of this nature, if successful, could result in our payment of substantial damages.

Our results of operations may be adversely affected by legal or governmental proceedings brought against the Company.  In recent years, a number of companies, including juice companies, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law.  A number of these lawsuits have resulted in the payment of substantial awards by the defendants.  Although we are not currently a party to any material class action lawsuits, we could incur substantial damages and expenses resulting from lawsuits, which would increase the cost of operating the business and decrease the cash available for other uses.

GOVERNMENT AND INDUSTRY REGULATION

We are subject to various federal, state and local regulations.  Our products are subject to state and local regulation by health, sanitation, food and workplace safety and other agencies.  We may experience material difficulties or failures in obtaining the necessary licenses or approvals for new products which could delay planned execution of our business plan.  We are subject to the U.S. Americans with Disabilities Act and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.  We may in the future have to modify office and warehouse space, for example by adding access ramps or redesigning certain architectural fixtures, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material. Our operations are also subject to the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions, along with the U.S. Americans with Disabilities Act, family leave mandates and a variety of similar laws enacted by the states that govern these and other employment law matters. In addition, federal proposals to introduce a system of mandated health insurance and flexible work time and other similar initiatives could, if implemented, adversely affect our operations. In recent years, there has been an increased legislative, regulatory and consumer focus on nutrition and advertising practices in the food industry.  As a result, we may in the future become subject to initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our products, which could increase our expenses.

Section 2 – Financial Information

Item 2.01:  Completion of Acquisition or Disposition of Assets.

The Agreement of Purchase and Sale between Stakool, Inc. and Anthus Life Corp. consists of exchanges in three parts.  On July 22, 2011, Anthus Life Corp. sent certain persons certified checks in the total amount of $100,000 in exchange for the return, assignment and/or canceling of outstanding convertible notes and issued and outstanding Stakool, Inc. shares.  Anthus Life Corp has received, or will receive (and has an accounting of) all of the issued and outstanding shares of Stakool, Inc., with the exception of approximately 500,000 shares, which are owned and deposited in individual shareholder accounts.

Stakool, Inc. filed its quarterly report in the form of a 10-Q for the period ending June 30, 2011, on August 15, 2011; the next quarterly report was filed on November 18, 2011, for the period ending September 30, 2011, with consolidated financial reports of both Stakool, Inc. and Anthus Life Corp.  Updated historical interim financial statements were filed as an exhibit to our Form 8-K/A filed on January 6, 2012.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The following discussion should be read in conjunction with the financial statements and notes referenced in this Form 8-K, under Item 9.1 and entitled Financial Statements.

ANTHUS LIFE is founded on the belief that everyone has the power to make healthy lifestyle choices. At ANTHUS LIFE, our motivating mission is to:

•	Source or manufacture and distribute innovative products made with all certified natural and/or organic ingredients

•	Conduct continual research and development of high performance “green” products

•	Grow by engaging strategic partners who have proven distribution

•	Sustain above-average annual top-line growth with a gross profit of 35% plus

•	Instill a corporate culture that empowers our fellow workers with dedication and enthusiastic team spirit

•	Apply sensitive and respectful practices to promote sustainable social relationships and responsible corporate governance

•	Maintain strong business growth through profitable and complementary acquisitions

ANTHUS LIFE strives to become one of the leading suppliers of natural and organic products by fulfilling the highest standards for quality, consistency, sustainability, product assortments, value-added support services and integrity in our business and personal relationships.  Through trust and our commitment to quality we will build a loyal consumer following throughout North America.

ANTHUS LIFE has formally launched 8 natural health bars; in 2011 we will be looking to introduce additional USDA Organic Certified health bars, among other products successive years.

Nutritional and dietary criteria that ANTHUS LIFE adheres to are based on review and approval by accredited scientific food agencies and standards as set by government organizations.  The Company will take acute consideration to effectively produce and package the best tasting product that is “good and better” for the consumer.

An experienced core management team is in place and has reviewed, studied and analyzed the natural and/or organic product market. ANTHUS LIFE will establish a procurement program and will work with outside professionals to build ANTHUS LIFE’s business, create brands through eco-friendly packaging and distinctive labeling, and develop key distribution relationships.

The strategy is to have ANTHUS LIFE’s brand name strongly associated on all their distributed products and to focus on finding and developing the best USDA certified natural and/or organic food product options for North America.  ANTHUS LIFE’s R&D team is diligently working to develop additional products for the natural & organic and health & wellness market.

ANTHUS LIFE has secured a manufacturer with the requisite governmental approval, having completed the package design and is distributing the initial product offering.  ANTHUS LIFE is excited about the opportunity to bring healthy, great tasting, and natural and/or organic food products at affordable prices to the mass North American market.

ANTHUS LIFE’s initial product launch includes 8 Health Bars that have:

no refined sugar • no artificial flavors • low in sodium • no genetically modified products • no preservatives • trans-fat & gluten free • no cholesterol • no dairy products, and no wheat.

ANTHUS LIFE is targeting the following consumers:  (i) those who are already knowledgeable on the benefits of natural and/or organic foods; presenting a viable opportunity for them to taste, switch, and become loyal, to our product; (ii) parents of young children wanting a healthy snack alternative and linking the need of healthy benefits and wellbeing, value in the price, and volume and quality; (iii) organizations in need of fundraising programs; and (iv) companies in search for new product line under their brand to add to their revenue stream.

We believe that once the consumer tastes our product line, he or she will become a loyal consumer and will seek out our product because of the health benefits, value in price, quality of the product and the good taste of the product, thus becoming a returning and loyal consumer.

Market indicators over the past 7 years show that the natural and/or organic product market is expanding fast, and it is only a matter of time before it enters into mainstream retailing.  In fact, some would say that natural & organic foods have now already entered the mainstream market segment.  Even though most supermarkets sell natural and/or organic products it is our belief that consumers cannot identify with just one brand when shopping for natural and/or organic. The offerings are confusing and because they are mixed in with regular products they often become line extensions of existing products. We believe that the consumer market is ready to identify with a brand dedicated to quality, reasonably priced, great tasting organic packaged products for both children and adults.

According to the Organic Trade Association, organic product sales have grown at about a 20% annual rate since 1990. Organic Trade Association (OTA) is a membership-based business association that concentrates on the organic business community in North America and is located in Greenfield, MA. A March 9, 2006 article published by “Reuters Food Summit” (an internet service of the Reuters Foundation), indicates major signs showing that the natural and/or organic foods are gathering speed and that mainstream acceptance is forcing big box stores, such as Wal-Mart Inc., to double its offering of organic products in its stores.

Further research shows consumers of various states, such as Washington and Oregon, for example, conscious of buying green and organic.  Recent market research by Mambo Sprouts Marketing released in 2008, explained that consumers in Washington and Oregon see buying ‘green’ as a priority. More than nine in ten consumers (92%) reported buying the same (54%) or more (38%) environmentally friendly products compared to six months ago. The Natural Products Association reported at the beginning of 2012, that the healthy snack bar market (the category in which the Natural plus Energy product falls), will be a $3 billion market by the beginning of 2013.

Revenue Recognition — Our revenues are generated from the processing of product, primarily energy bars made from natural products, which we manufacture, package and distribute. Our revenue is also relative to the day to day price of natural elements and is dependent on health conscious consumers.

REVENUE FOR ANTHUS LIFE CORP.

The amount of revenue generated for the twelve months ended December 31, 2011, amounted to $18,174.

GENERAL AND ADMINISTRATIVE EXPENSES FOR ANTHUS LIFE CORP.

Expenses for the twelve months ended December 31, 2011, were $314,991.

NET LOSS FOR ANTHUS LIFE CORP.

Net loss for the twelve months ended December 31, 2011, was $320,070.  We recorded a net loss derived from continuing operations as a development stage company.  The continuing operations of the company, to include all general and administrative expenses, are essential for the company to develop its brand in the marketplace.  In comparison to other companies in this market category, the company has been able to maintain very low operating costs.  As a result the company expects to turn to profitability rapidly once revenue of significance are realized.

LIQUIDITY AND CAPITAL RESOURCES FOR ANTHUS LIFE CORP.

Cash Flow

The following table sets forth a summary of our cash flow for the periods indicated below:

Twelve Months Ended Dec. 31, 2011

Net cash used in operating activities	$(84,245)
Net cash used by financing activities	$(296,115)
Net cash value used in investing activities	$308,308
Net increase (decrease) in cash and cash equivalents	$(72,052)
Cash and cash equivalents at the end of the period	$15,379

Operating Activities

Our net cash used in operating activities during the twelve months ended December 31, 2010, was ($174,378). Cash used in operating activities increased during the current period primarily due to an increase in operating expenditures.

We currently have limited liquidity and capital and resources.  Our cash flows from operations alone are not sufficient to meet our current working capital requirements.  In order to execute our plans for growth we will be required to raise additional funds through either debt or equity financing. During the initial years as a startup company, we focused on product development, brand identity, packaging, and sampling product to consumers while working to establish distribution for sales. These efforts resulted in costs exceeding revenues.

Currently, we are working on relabeling our product, obtaining more orders for our product and raising capital and are making headway in obtaining firm capital funding commitments from accredited investors, which we believe will be sufficient for the Company to continue as a going concern for the next twelve months.

We expect to build on this momentum by expanding our local customer base for these products by increasing the number of customers and distributors that offer our products.  In order to execute this strategy our employees are devoting more time to sales and marketing efforts, including setting up more product demonstrations and other market awareness generation activities.  Additionally, we are making efforts to establish relationships with larger national grocery chains with the assistance of consultants familiar with the industry.  We expect these efforts to further expand our markets geographically.

We have also increased our efforts to sell our products directly to consumers via our website and are continuing to explore ways to make our products more visible to a greater range of consumers.

In addition to the increased marketing of our existing natural energy bars, we intend to roll out several new product lines over the next twelve months and beyond.

Cash Flows from Investing and Financing Activities

Cash used in financing activities during the twelve months ended December 31, 2011 was $330,000, and cash flow from investing activities was incurred by the issuance of 3,300,000 Common Stock. The increase in financing investing activities during the twelve months ended December 31, 2011, was attributed to continued income from paid-in capital from investment activities.

Stakool, Inc. filed its quarterly report in the form of a 10-Q for the period ending June 30, 2011, on August 15, 2011; the next quarterly report was filed on November 18, 2011, for the period ending September 30, 2011, with consolidated financial reports of both Stakool, Inc. and Anthus Life Corp.  Updated historical interim financial statements were filed as an exhibit to our Form 8-K/A filed on January 6, 2012.

Change in Shell Status – Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

To our best knowledge and belief, the Issuer is not now, and never has been, a shell company, and herein offers a brief history of the restructuring and reorganization of the company to date below:

The company continued to develop its wholly owned subsidiary, Dream Apartments, TV. Dream Apartments TV is a diverse apartment advertising and search engine company for Apartments and properties in California and Nationwide. Stakool has been working on making the intellectual property of Dream Apts. more suited for 2011 and beyond. Stakool also was at work adding many aspects to the core structure enabling the Company to roll out our technology into apartment searching and finding properties. In the Company’s 2010 10-K, there was $58,000 invested on the books, which was written off.  It was still a going concern, and has remained a going concern, with employees, lease holds, bank accounts and management.

The Company also continued to develop its wholly owned subsidiary Hong Kong Orient Express, Inc., a diversified platform for cellular payment transfers from the west coast of the USA to the Pacific Rim, as well as the transfer of encrypted data.  Hong Kong Orient Express, Inc. was previously using LinQpay, a company which Stakool had entered into an agreement with, mobile phone and data technology; however, because of the rescission of the agreement between Stakool and LinQpay, Stakool must develop the business of Hong Kong Orient Express, Inc. through its own networks and its own developing available technology.

On February 12, 2008, East Coast Realty Ventures, LLC (ECRV, LLC) purchased from Airport Road Associates One, LLC ("Airport LLC"), the then controlling shareholder of the issuer, 900,000 shares of Preferred Stock and 25,865,000 shares of Common Stock in a privately negotiated transaction. ECRV, LLC paid $153,750 for the Preferred and Common Stock.

As of February 12, 2008, ECRV, LLC may be deemed to have sole voting power over 132,873,855 shares of Common Stock (which includes the 107,008,855 votes from the Series A Shares) and dispositive power over 81,553,282 shares of Common Stock (which includes shares of Common Stock issuable upon the conversion of the Series A Shares). Airport LLC may be deemed to have shared voting and dispositive power over no shares of Common Stock.

As of February 12, 2008, Frederic Richardson may be deemed to have sole voting and dispositive power over no shares of Common Stock and may be deemed to have shared voting power over 132,873,855 shares of Common Stock (which includes the 107,008,855 votes from the Series A Shares held by Airport LLC) and shared dispositive power over 81,553,282 shares of Common Stock (which includes shares of Common Stock issuable upon the conversion of the Series A Shares held by Airport LLC).

On March 26, 2008, ECV Holdings, Inc. (“ECV”) is a corporation formed under the laws of Delaware. On April 4, 2008, ECV entered into a stock for membership interest agreement with East Coast Realty Ventures, LLC (“ ECRV ”) which owned all of the issued and outstanding capital (the “ Membership Interest ”) of ECRV Hanover LeaseCo, LLC (the “ Hanover ”), ECRV Clinton LeaseCo, LLC (the “ Clinton ”), and ECRV FM LeaseCo, LCC (the “ Absecon ”). Hanover, Clinton, and Absecon are limited liability companies organized under the law of the State of Delaware. As a result of the stock for membership interest transaction, ECV acquired 100% of the membership interest in Hanover, Clinton and Absecon by issuing Frederic Richardson 100,000 shares of its common stock.

Effective May 8, 2008, ECV entered into a share exchange agreement with Frederic Richardson, and FLNU, a non-reporting small public company listed on the Pink Sheets Grey Market, whereby, Frederic Richardson transferred to FLNU 100% of the issued and outstanding common stock of ECV, in exchange for 28,000,000 shares of common stock of FLNU, which represents 80% of FLNU’s outstanding common stock. As a result of the share exchange transaction, Hanover, Clinton and Absecon became the wholly owned subsidiaries of FLNU.

On October 21, 2008 (“the Closing Date”), the Company acquired all of the issued and outstanding common stock of ECV Holdings, Inc., (“ECV”) a Delaware corporation, in accordance with the Share Exchange Agreement.  On the Closing Date, pursuant to the terms of the Securities Exchange Transaction, the Company acquired all of the outstanding common stock of ECV from Flora Nutrients, Inc. (“FLNU”). In exchange, the Company issued FLNU 50,000,000 common stock, or approximately 99.912% of the Company’s common stock outstanding.

The Company conducts its business operations through ECRV Hanover LeaseCo, LLC (“Hanover”), ECRV Clinton LeaseCo, LLC (“Clinton”), and ECRV FM LeaseCo, LCC (“Absecon”).

Hanover was organized as a limited liability company under the laws of the State of Delaware on June 16, 2006. Clinton was organized as a limited liability company under the laws of the State of Delaware on March 08, 2007. Absecon was organized as a limited liability company under the laws of the State of Delaware on May 10, 2007.

Stakool, Inc. f/k/a Mod Hospitality, Inc. f/k/a PSPP Holdings, Inc. (“the Company”) was incorporated in the State of Delaware in 1993. In 1997, the Company changed its Corporate Charter to the State of Nevada.  As of December 31, 2008, the Company maintained its Corporate Charter in the State of Nevada.

On September 22, 2008, the Company changed its name to Mod Hospitality, Inc.

On December 16, 2009 the Company changed its name to Stakool, Inc.

The transactions on March 26, 2008, May 8, 2008, and October 21, 2008 have all been rescinded effective January 24, 2010. All memberships, assets, interests or stock positions have been returned to the appropriate entity or persons.

In consideration for execution of the rescission agreement 50,000,000 common shares previously issued shall be returned to the treasury stock of the Company. The preferred shares held by Mr. Richardson have been purchased in a separate transaction. In addition as part of the rescission agreement all assets, property, securities or items of value have been transferred back to the original holders pre-acquisition.

On June 2, 2010, Stakool Inc., a Nevada corporation (the “Company”), entered into a Purchase Agreement (the “Agreement”) with LinQpay a Delaware Corporation, which was reported on June 7, 2010.  This agreement was amended on October 22, 2010.

Pursuant to the Agreement and amendment, the Company purchased 100% of LinQpay, Inc. and all of  its subsidiaries, the consideration paid to LinQpay is an aggregate of 10,000,000 fully paid and nonassessable shares of Common Stock of the Company (the “Shares”), which represent approximately 18% of the issued and outstanding shares of Common Stock of the Company.

The Company’s Shares shall be deemed to constitute $2,000,000, Two Million Dollars.  The number of shares is based at $0.20 per share, totaling 10,000,000 shares. All of the shares are deemed to be “restricted” as that term is defined in the Securities Act of 1933, as amended.

The closing of the transaction took place on December 28, 2010, Effective June 30, 2011 the above agreement was terminated as per a rescission agreement.

In June of 2011, due to the rescission of the agreement between LinQpay Inc., and Stakool, Inc., Stakool began negotiations with Anthus Life Corp. for the purchase of Stakool by Anthus Life.

Stakool is a fully reporting company and has been for more than the last twelve months; the company has two fully operating (in development stage) subsidiaries and has had revenue for each of the last four quarters reported.  Additionally, the business of Anthus Life; the production of healthy energy bars will transition smoothly to the business of Stakool, Inc. and supplying the motion picture, video production and hospitality industry by providing a healthy, and tasty, alternative to other brands pushed by companies catering to each of these industries.

The Agreement between Stakool, Inc. and Anthus Life calls for the turnover of all but approximately 500,000 issued and outstanding shares of Stakool, Inc., as well as 10,000,000 issued and outstanding Preferred Shares.

Though there have been changes in control and modifications to the Company’s business plan, the Company has continuously moved forward in its effort to find a good fit for its underlying business plan; that of hospitality, the motion picture industry and video production industry.

Section 3 – Securities and Trading Markets

Item 3.02:  Unregistered Sales of Equity Securities.

Anthus Life Corp. has issued Common Stock to certain individuals under a Private Placement Memorandum and for services rendered.  During the period from June 2009 through November 2011, Anthus Life Corp received a total of $707,450.  Shares in Anthus Life Corp were valued at $0.10 per share, for a total allocation of 7,074,500 Anthus Life Corp shares.  As part of merging the two entities, Stakool and Anthus Life Corp, Anthus Life Corp became a wholly-owned subsidiary of Stakool, Inc.  It was resolved by the management of Stakool, that all shareholders of Anthus Life Corp., be issued shares in Stakool, Inc. on a 1 for 1 basis.  For each share purchased in Anthus Life Corp., these shareholders will receive an equal amount of shares in Stakool. A total of 8,000,000 shares have been issued during this same timeframe for services rendered (to include legal, consulting, business development, and product development services).

Section 4 – Matters Related to Accountants and Financial Statements

Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth the ownership, as of the date of the filing of this Form 10 of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has, or shares, the power to vote, or direct the voting of, the security or the power to dispose or direct the disposition, of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 8640 Philips Highway, Building 1, Suite 5, Jacksonville, Florida 32256:

BENEFICIAL OWNERSHIP OF COMMON STOCK

NAME	TOTAL SHARES OWNED	PERCENTAGE
Peter Hellwig, President/Director	3,000,000	3.9%
Kenji Katayama, Treasurer/Director	3,000,000	3.9%
Christian Breda, Director	3,000,000	3.9%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 76,627,167 shares of common stock.

The Beneficial Owners listed above have received their shares as compensation for serving on the Board of Directors.

On January 20, 2012, the Company caused a total of 110,878,570 common shares, previously issued to members of the Board of Directors, and other shareholders to be cancelled. In the process of cancelling the shares held by members of the Board of Directors, nine million common shares were issued (three million to each member) to those same members.

With the 1 for 1 share exchange between Anthus Life Corp. shareholders and Stakool, Inc. there are currently 76,627,167 shares of Stakool, Inc. Common Shares issued and outstanding. The beneficial ownership percentage is based on the number of issued and outstanding common shares.

Item 4.01:  Changes in Registrant’s Certifying Accountant

Stakool, Inc. has utilized the services of Kramer Weisman & Associates of Florida as its certifying accountant, while Anthus Life Corp. has utilized the services of Silberstein Ungar, PLLC CPAs and Business Advisors, of Michigan, to audit its financial statements for its privately owned company.  Silberstein Ungar will continue to prepare audited financial statements in the future. Silberstein Ungar prepared consolidated Stakool, Inc.’s and Anthus Life financial statements filed with our 10-Q filing for the period ended September 30, 2011.

Section 5 – Corporate Governance and Management

Item 5.01:  Changes in Control of Registrant

On July 22, 2011, Officers and Directors of Stakool, Inc. signed a Purchase Agreement with Director and Officer of Anthus Life Corp. wherein Anthus Life Corp., purchased assets of Stakool, Inc. and took control of Stakool, Inc.

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

Name	Age	Position
Peter Hellwig	45	Director, President/CEO
Kenji Katayama	55	Secretary/Director
Christian Breda	29	Director

EXECUTIVE SUMMARIES OF OFFICER AND DIRECTORS

EXECUTIVE SUMMARY OF PETER HELLWIG

Mr. Hellwig received his Bachelor of Science degree in Industrial Management from the University of Massachusetts in 1989.  Mr. Hellwig also brings 20 plus years of specialized experience to ANTHUS LIFE.  Primarily, Mr. Hellwig has significant experience in the organic, natural and environmentally conforming products segments of various markets.  Some of these market segments include specialty retail, big-box retail, hospitality, food services and the marine markets to name a few.  Mr. Hellwig possesses extensive experience in these specific markets spanning a broad spectrum of products ranging from hard goods to specialty chemicals.  In addition, Mr. Hellwig has successfully developed distribution throughout these markets through all aspects of the supply chain to include wholesale, distribution, retail/consumer, managing manufacturer’s reps as well as private label customer activity.

Mr. Hellwig has held senior management positions such as the Division General Manager and Vice President and Director of Business Development of several specialty chemicals manufacturers and the Director of Sales & Marketing of a leading Marine Hardware manufacturer.  In addition, Mr. Hellwig has held senior positions at a leading corporate development consulting firm, and was the founder and co-owner of a corporate development and strategic planning consulting firm.  This consulting expertise resulted in an extensive background in providing business development, M&A, strategic planning, competitive intelligence and corporate/market development support on a consultancy basis to in excess of 300+ clients in a wide array of industries (to include retail, specialty chemicals, aerospace, high-technology, e-commerce portals, dot.com, among others) to provide product launch, mergers and acquisition support, strategic planning, assistance impacting in excess of 250 products/services.

EXECUTIVE SUMMARY OF KENJI KATAYAMA

Mr. Katayama has over 30 years of experience in the food service industry with world class hotel chains and exclusive organizations.   Mr. Katayama was educated at Centennial College in Toronto, in Hotel and Restaurant Management.

In 1979, he was hired by CP Hotels at Banff Springs, where he spent over 10 years.  His career has taken him to Bermuda, Vancouver, Osaka, Kyoto, and in Tokyo he was appointed general manager of a prestigious press club, Foreign Correspondents’ Club of Japan.  There, he managed the entire operation for four years with a staff of 68, and took the organization to new heights in terms of improved services for its members and profitability for the Club.  During his tenure, he was also tasked with the responsibility of overseeing the renovation of the facility and completed it within budget.

In addition to the management positions he has held, Mr. Katayama played pivotal roles in high profile large scale functions, such as the Gala Banquet for 1988 Calgary Winter Olympics, and the 1995 APEC Osaka Summit.

Mr. Katayama’s global experience and knowledge in food service and business management brings an important dimension to the development of the business of Anthus Life Corp.

EXECUTIVE SUMMARY OF CHRISTIAN BREDA

Mr. Christian Breda studied Graphic Design for at the St. James Campus School of Design, George Brown College in Toronto. Upon graduation, Mr. Breda was certified in Adobe Systems, and established his own unique studio - CMB Design Inc.  In taking on the role of Creative Director, we became instrumental in the development of creative and design materials for the company’s clientele. His services in graphic design, creative & art direction, print production and website development became instrumental in the deployment of the strategic direction and branding of the company’s clientele.  Through the years his studio has built a long list of very large, well-known and reputable clients from around the world that consistently continue to do business with CMB Design Inc.  Mr. Breda’s over 10 years experience in this industry and as a Registered Graphic Designer and brings a significant degree of vertically integrated capabilities to Anthus Life’s in its quest to develop a significant degree of brand equity, consumer awareness and consumer-oriented brands.

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2011, Kyle Gotshalk and Cherish Adams resigned as Directors and Officers of Stakool, Inc. and Peter Hellwig was elected as President and Director; Mr. Hellwig will appoint a new Board of Directors.

On August 11, 2011, the Board of Directors resolved to cancel a Multiple Advance Promissory Notes which had not been acted on; a Multiple Advance Promissory Note held by Ender Company Assets, Inc. was cancelled and 20,000,000 shares returned to the Company.

On August 11, 2011, the Board of Directors resolved to cancel a Multiple Advance Promissory Notes which had not been acted on; a Multiple Advance Promissory Note held by IrishMist Consultants, Ltd. was cancelled and 20,000,000 shares returned to the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements.

Unaudited Pro Forma Combined Balance Sheets as of December 31, 2010, and as of June 30, 2011, are attached here as an exhibit:

Unaudited Financial Statements for Stakool, Inc. for the quarter ending June 30, 2011 are available electronically through  http://www.sec.gov and are attached as an exhibit with this Form 8-K, and are deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Unaudited Financial Statements for Stakool, Inc. for the quarter ending September 30, 2011 are available electronically through  http://www.sec.gov and are attached as an exhibit with this Form 8-K, and are deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Audited Financial Statements for Anthus Life Corp. and for the year 2009 and 2010 are attached here as an exhibit with this Form 8-K, and are deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(d) Exhibits.

2.0*	Amended Agreement of Purchase and Sale between Stakool, Inc. and Anthus Life Corp.

10.1*	Agreement and Plan of Reorganization

10.2*	Consulting Agreement with Kyle Gotshalk

10.3	Consulting Agreement with Shannon Miller Lifestyle

10.4	Consulting Agreement with Delphina Group Corp.

10.5	Amended Payment Schedule

10.6	Amendment to Amended Payment Schedule

13.1*	Unaudited Financial Statements for Stakool, Inc. for the quarter ending June 30, 2011

13.2*	Unaudited Financial Statements for Stakool, Inc. for the quarter ending September 30, 2011

13.3*	Audited Financial Statements for Anthus Life Corp. for the year 2009

13.4*	Audited Financial Statements for Anthus Life Corp. for the year 2010

13.5*	Unaudited Pro Forma Combined Balance Sheets as of December 31, 2010

13.6*	Unaudited Pro Forma Combined Balance Sheets as of June 30, 2011

* Previously filed.

All other information contained in this report including the exhibits hereto shall be deemed furnished, and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENT

This Report on Form 8-K and the materials incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; See “RISK FACTORS THAT MAY AFFECT OUR BUSINESS” set forth herein for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, fluctuating price of oil, as well as weather conditions, all of which are difficult, or impossible, to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	STAKOOL, INC.

By: /s/ Peter Hellwig
Peter Hellwig
President/CEO/Director

EXHIBIT INDEX

Exhibit No.	SEC Ref. No.	Title of Document

1*	2.0	Amended Agreement of Purchase and Sale between Stakool, Inc. and Anthus Life Corp.

2*	10.1	Agreement and Plan of Reorganization

3*	10.2	Consulting Agreement with Kyle Gotshalk

4	10.3	Consulting Agreement with Shannon Miller Lifestyle

5	10.4	Consulting Agreement with Delphina Group Corp.

6	10.5	Amended Payment Schedule

7	10.6	Amendment to Amended Payment Schedule

8*	13.1	Unaudited Financial Statements for Stakool, Inc. for the quarter ending June 30, 2011

9*	13.2	Unaudited Financial Statements for Stakool, Inc. for the quarter ending September 30, 2011

10*	13.3	Audited Financial Statements for Anthus Life Corp. for the year 2009

11*	13.4	Audited Financial Statements for Anthus Life Corp. for the year 2010

12*	13.5	Unaudited Pro Forma Combined Balance Sheets as of December 31, 2010

13*	13.6	Unaudited Pro Forma Combined Balance Sheets as of June 30, 2011